UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

In connection with investor meetings to be held during the weeks of October 16 and October 23, 2017, Analogic Corporation (the “Company”) plans to re-affirm its fiscal 2018 outlook as follows:

Fiscal 2018 Outlook

As a result of the Company’s completed restructuring actions, overall profitability is expected to improve in fiscal 2018 despite expected lower year-over-year revenues. Total Company revenue for fiscal 2018 is expected to be between $445 and $460 million with non-GAAP operating margins of 10% to 11% resulting in non-GAAP diluted EPS of $2.70 to $2.90. First quarter revenue is expected to be lower than the fourth quarter of fiscal 2017 with sequential improvement through the remainder of fiscal 2018, resulting in an approximate 45%/55% revenue split between the first and second half of the year.

•	Ultrasound revenue for fiscal 2018 is expected to be down mid-single digits with positive low-single digit non-GAAP operating margin as the company begins to see the benefit of its product portfolio optimization efforts and lower operating expenses

•	Medical Imaging revenue for fiscal 2018 is expected to be down low-double digits with mid-teens non-GAAP operating margin due primarily to the impact of a customer out-sourcing decision in CT

•	Security and Detection revenue for fiscal 2018 is expected to have double digit growth, with mid-teens non-GAAP operating margin on continued demand for medium speed and high speed check baggage screening systems

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, risks associated with the ability of the Company to successfully complete its current review of strategic alternatives and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward looking statements included in this Current Report represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

October 16, 2017	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary